EXHIBIT 99.1

Dynacq Healthcare Receives Decision of Nasdaq Listing Qualifications Panel that Shares Will be Delisted

HOUSTON—(BUSINESS WIRE)—April 15, 2004—Dynacq Healthcare, Inc. (NASDAQ NM: DYIIE) (the “Company”) announced that the Nasdaq Listing Qualifications Panel (the “Panel”) has notified the Company that its common stock will be delisted from the Nasdaq National Market as of the opening of business on Friday, April 16, 2004.

The Panel acknowledged (a) the reports of the special counsel to the audit committee, which found that there were “no questionable, improper/fraudulent actions or practices relating to the potential sale of account receivables” and that there were “no internal control and/or accounting weaknesses other than” one episode of lack of communication among the Company’s officers in connection with a proposed transaction, (b) recently adopted internal control procedures which limit authority to enter into contracts in excess in excess of $250,000 and require greater involvement by the general counsel in the use of outside counsel and assignment of projects, and (c) resolution to the satisfaction of the Securities and Exchange Commission of certain concerns with respect to public filings, concluding that public interest considerations did not warrant delisting of the Company’s common stock. The Panel also acknowledged the significant amounts of time and resources expended by the Company in an effort to complete the audit committee investigation and the 2003 audit so as to remedy the filing delinquencies. However, in a determination delivered to the Company on April 14, 2004, the Panel indicated that in light of the length of the ongoing delinquency in the Company’s SEC filings and the Panel’s belief that the Company failed to proffer a definitive plan to fully remedy the filing delinquency within a reasonable period of time, the Panel had determined to deny the Company’s request for a further exception to the filing requirements and to delist the Company’s common stock.

Following the delisting, the Company expects that its common stock will continue to be quoted on the National Quotation Service Bureau (the “Pink Sheets”) for unsolicited trading. However, the Company’s common stock will not be eligible for quotation on the OTC Bulletin Board because it will not have publicly available financial statements that would be as of a date within six months of the possible quote. Once the Company has released the required financial statements, the Company’s common stock could become eligible for quotation on the OTC Bulletin Board if a market maker makes an application to have the shares quoted and such application is approved by the Nasdaq Compliance Unit.

The Company is currently making every effort to complete the restatements of its financial statements for the fiscal years ended August 31, 2001 and 2002, the re-audit of its restated financial statements for the fiscal year ended August 31, 2002, and the audit of its financial statements for the fiscal year ended August 31, 2003, as well as its quarterly reports on Form 10-Q for the first two quarters of fiscal 2004, as soon as possible.

The Panel’s determination today also indicated that it would afford the Company the opportunity to re-list its common stock on The Nasdaq National Market subject only to the continued listing standards (rather than the initial listing standards) if the Company satisfied the following two requirements: First, on or before June 16, 2004, the Company would be required to file a listing application and demonstrate compliance with all requirements for continued listing on The Nasdaq National Market, including the requirement that it be current in its SEC filings as of that date. Second, the Company must also provide the Panel with any supplemental findings from the audit committee investigation, a list of all remedial measures that have been implemented, and a corresponding list of all recommended remedial measures that have yet to be implemented. Upon satisfying those two requirements, the Panel would determine whether to re-list the Company’s common stock. The determination also indicated that if the Company failed to comply with the National Market requirements at that time, but satisfied all requirements for continued listing on The Nasdaq SmallCap Market, it would be considered for listing on that market. There is no assurance that the Company will be in compliance with the requirements for initial listing, or continued listing, on The Nasdaq National Market or The Nasdaq SmallCap Market in the future.

Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Statements in this press release concerning the beliefs, expectations, intentions, future events, future performance, and business prospects may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on a number of risks and uncertainties. If any of these risks and uncertainties materialize, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include, without limitation, the outcome of discussions with the Securities and Exchange Commission regarding the accounting policies applied in preparation of the Company’s financial statements, the effect of the Panel determination with regard to delisting of our securities from the Nasdaq National Market, adverse effects of litigation, including shareholder derivative and class actions or regulatory actions arising in connection with pending inquiries, the protraction of our new audit firm’s review and audit of the Company’s financial statements, and our dependence upon completion of required audits and favorable regulatory determinations for availability of financing options and other transactions.

Contact

Dynacq Healthcare, Inc.

James N. Baxter, 713/378-2000

E-mail: jimbaxter@dynacq.com

Source: Dynacq Healthcare, Inc.